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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2) ☐

LASALLE BANK NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

36-0884183
(I.R.S. Employer Identification No.)

135 South LaSalle Street, Chicago, Illinois 60603
(Address of principal executive offices) (Zip Code)

Willie J. Miller, Jr.
Group Senior Vice President
Chief Legal Officer and Secretary
Telephone: (312) 904-2018
135 South LaSalle Street, Suite 925
Chicago, Illinois 60603
(Name, address and telephone number of agent for service)

General Maritime Corporation
(Exact name of obligor as specified in its charter)

The Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	06-159-7083 (I.R.S. Employer Identification No.)
35 West 56th Street New York, New York (Address of principal executive offices)	10019 (Zip Code)

10% Senior Notes Due 2013
(Title of the indenture securities)

ITEM 1. GENERAL INFORMATION*

        Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

  1.
  Comptroller of the Currency, Washington D.C.

  2.
  Federal Deposit Insurance Corporation, Washington, D.C.

  3.
  The Board of Governors of the Federal Reserve Systems, Washington, D.C.

  (b)
  Whether it is authorized to exercise corporate trust powers.

            Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        Not Applicable

*
Pursuant to General Instruction B, the trustee has responded only to items 1, 2 and 16 of this form since to the best knowledge of the trustee the obligor is not in default under any indenture under which the trustee is a trustee.

ITEM 16. LIST OF EXHIBITS.

        List below all exhibits filed as part of this statement of eligibility and qualification.

  1.
  A copy of the Articles of Association of LaSalle Bank National Association now in effect (incorporated herein by reference to Exhibit 1 filed with Form T-1 in File No. 333-101155).

  2.
  A copy of the certificate of authority to commence business (incorporated herein by reference to Exhibit 2 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

  3.
  A copy of the authorization to exercise corporate trust powers (incorporated herein by reference to Exhibit 3 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

  4.
  A copy of the existing By-Laws of LaSalle Bank National Association (incorporated herein by reference to Exhibit 4 filed with Form T-1 in File No. 333-101155).

  5.
  Not applicable.

  6.
  The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 (incorporated herein by reference to Exhibit 6 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

  7.
  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

  8.
  Not applicable.

  9.
  Not applicable.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, LaSalle Bank National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois, on the 6th day June, 2003.

LASALLE BANK NATIONAL ASSOCIATION
By:	/s/ JOHN PORTER John Porter Vice President

EXHIBIT 7

COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE

LaSalle Bank N.A. 135 South LaSalle Street Chicago, IL 60603	Call Date: 3/31/2003 Vendor ID: D	ST-BK: 17-1520 CERT: 15407	FFIEC Page 11	031 RC-1

Transit Number: 71000505

Consolidated Report of Condition for Insured Commercial and
State-Chartered Savings Banks for March 31, 2003

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

			Dollar Amounts in Thousands
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):				RCFD
	a.	Noninterest-bearing balances and currency and coin(1)			0081	2,005,672	1.a
	b.	Interest-bearing balances(2)			0071	100,487	1.b
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)			1754	223,822	2.a
	b.	Available-for-sale securities (from Schedule RC-B, column D)			1773	21,996,958	2.b
3.	Federal funds sold and securities purchased under agreements to resell
	a.	Federal funds sold in domestic offices			B987	162,060	3.a
	b.	Securitites purchased under agreements to resell(3)			B989	67,111	3.b
4.	Loans and lease financing receivables (from schedule RC-C)
	a.	Loans and leases held for sale			5369	329,594	4.a
	b.	Loans and leases, net of unearned income	B528	33,030,703
	c.	LESS: Allowance for loan and lease losses	3123	544,116			4.c
	d.	Loans and leases, net of unearned income, allowance, and reserve (item 4.a minus 4.b and 4.c)			B529	32,486,587	4.d
5.	Trading assets (from Schedule RC-D)				3545	550,987	5.
6.	Premises and fixed assets (including capitalized leases)				2145	262,094	6.
7.	Other real estate owned (from Schedule RC-M)				2150	21,896	7.
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)				2130	0	8.
9.	Customers' liability to this bank on acceptances outstanding				2155	12,948	9.
10.	Intangible assets (from Schedule RC-M)
	a.	Goodwill			3163	181,613	10.a
	b.	Other Intangible assets			0426	10,245	10.b
11.	Other assets (from Schedule RC-F)				2160	2,085,172	11.
12.	Total assets (sum of items 1 through 11)				2170	60,497,246	12.	60,497,246

(1)
Includes cash items in process of collection and unposted debits.
(2)
Includes time certificates of deposit not held for trading.
(3)
Includes all securites resale agreements in domestic and foreign offies, regardless of maturity.

LaSalle Bank N.A. 135 South LaSalle Street Chicago, IL 60603	Call Date: 3/31/2003 Vendor ID: D	ST-BK: 17-1520 CERT: 15407	FFIEC Page 12	031 RC-2

Transit Number: 71000505

Schedule RC—Continued

			Dollar Amounts in Thousands
LIABILITIES
13.	Deposits:				RCON
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			2200	25,935,670	13.a
			RCON
		(1) Noninterest-bearing(1)	6631	5,511,356			13.a.1
		(2) Interest-bearing	6636	20,424,314			13.a.2
					RCFN
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)			2200	5,907,797	13.b
			RCFN
		(1) Noninterest-bearing	6631	0			13.b.1
		(2) Interest-bearing	6636	5,907,797			13.b.2
					RCON
14.	Federal funds purchased and securities sold under agreements to repurchase:
	a.	Federal funds purchased in domestic offices(2)			B993	3,688,632	14.a
					RCFD
	b.	Securities sold under agreements to repurchase(3)			B995	2,929,686	14.b
15.	Trading liabilities (from Schedule RC-D)				3548	207,652	15
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases): From schedule RC-M				3190	10,174,217	16
17.	Not applicable.
18.	Bank's liability on acceptances executed and outstanding				2920	12,948	18.
19.	Subordinated notes and debentures (4)				3200	610,000	19.
20.	Other liabilities (from Schedule RC-G)				2930	6,447,618	20.
21.	Total liabilities (sum of items 13 through 20)				2948	55,914,220	21.
22.	Minority Interest in consolidated subsidiaries				3000	28,942	22.
EQUITY CAPITAL
					RCFD
23.	Perpetual preferred stock and related surplus				3838	635,410	23.
24.	Common stock				3230	41,234	24.
25.	Surplus (exclude all surplus related to preferred stock)				3839	1,917,163	25.
26.	a.	Retained Earnings			3632	1,852,938	26.a
	b.	Accumulated Other Comprehensive income.(5)			B530	107,339	26.b
27.	Other Equity capital components(6)				3284	0	27.
28.	Total equity capital (sum of items 23 through 27)				3210	4,554,084	28.
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)				3300	60,497,246	29.
Memorandum To be reported only with the March Report of Condition.					RCFD	Number

1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2001				6724	2	M.1
1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 =	Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 =	Attestation on bank managements assertion on the effectiveness of the banks internal control over financial reporting by a certified public accounting firm.
4 =	Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified accounting firm. (may be required by state chartering authority)
5 =	Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6 =	Review of the bank's financial statements by external auditors
7 =	Compilation of the bank's financial statements by external auditors
8 =	Other audit procedures (excluding tax preparation work)
9 =	No external audit work

(1)
Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)
Report overnight Federal Home Loan Bank advances in Schedule RC, item 16 "other borrowed money."
(3)
Includes all securities repurchased agreements in domestic and foreign offices, regardless of maturity.
(4)
Includes limited-life preferred stock and related surplus.
(5)
Includes net unrealized holding gains(losses) on available for sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6)
Includes treasury stock and unearned Employee Stock Ownership plan shares.

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  Exhibit 25.1
  ITEM 1. GENERAL INFORMATION
  ITEM 2. AFFILIATIONS WITH THE OBLIGOR.
  ITEM 16. LIST OF EXHIBITS.
SIGNATURE
EXHIBIT 7 COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE